UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 15, 2013

THE SPENDSMART PAYMENTS COMPANY

(Exact Name of Registrant as Specified in Its Charter)

Colorado	000-27145	33-0756798
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

6190 Cornerstone Court, Suite 216 San Diego, California	92121
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (858) 677-0080

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

On July 15, 2013, The SpendSmart Payments Company (the “Company”) consummated its offer (the “Warrant Tender Offer”) to amend certain of its outstanding warrants to purchase an aggregate of 2,529,572 shares of the Company’s common stock, including: (i) outstanding warrants to purchase an aggregate of 634,916 shares of the Company’s common stock issued to investors participating in the Company’s private placement financing completed on December 13, 2012 and  November 30, 2012 (the “December Warrants”), of which 541,667 are exercisable at an exercise price of $7.50 per share (the “$7.50 December Warrants”) and 93,249 are exercisable at an exercise price of $9.00 per share (the “$9.00 December Warrants”); (ii) outstanding warrants to purchase an aggregate of  1,016,518 shares of the Company’s common stock issued to investors participating in the Company’s private placement financings closed on July 19, 2012, June 20, 2012, May 24, 2012 and March 31, 2012 (the “Investor Warrants”), of which 833,333 are exercisable at an exercise price of $7.50 per share (the “$7.50 Investor Warrants”) and 183,185 are exercisable at an exercise price of $9.00 per share (the “$9.00 Investor Warrants”); (iii) outstanding warrants to purchase an aggregate of 446,188 shares of the Company’s common stock issued to investors participating in the Company’s private placement financing completed on October 21, 2011 and November 21, 2011 (the “2011 Warrants”) of which 333,334 are exercisable at an exercise price of $7.50 per share (the “$7.50 2011 Warrants”) and 112,854 are exercisable at an exercise price of $9.00 per share (the “$9.00 2011 Warrants”); and (iv) outstanding warrants to purchase an aggregate of 431,950 shares of the Company’s common stock issued to investors participating in the Company’s private placement financings closed on November 16, 2010  (the “2010 Warrants”), of which 125,000 are exercisable at an exercise price of $6.00 per share (the “$6.00 2010 Warrants”) and 306,950 are exercisable at an exercise price of $9.00 per share (the “$9.00 2010 Warrants”) (the $7.50 December Warrants, $7.50 Investor Warrants and the $7.50 2011 Warrants collectively referred to as the “$7.50 Original Warrants”, the “$9.00 December Warrants, $9.00 Investor Warrants, $9.00 2011 Warrants and $9.00 2010 Warrants collectively referred to as the “$9.00 Original Warrants”). The $9.00 Original Warrants, $7.50 Original Warrants and the $6.00 2010 Warrants are collectively referred to as the “Original Warrants”.

The Offer to Amend and Exercise expired at 5:00 p.m. Eastern Time on July 15, 2013. Pursuant to the Offer to Amend and Exercise, an aggregate of 662,540 Original Warrants were tendered by their holders and were amended and exercised in connection therewith for an aggregate exercise price of approximately $1,490,715, including the following: 85,974 $9.00 December Warrants; 99,703 $9.00 Investor Warrants; 83,334 $7.50 Investor Warrants; 82,408 $9.00 2011 Warrants; 93,751 $7.50 2011 Warrants; 154,870 $9.00 2010 Warrants; and 62,500 $6.00 2010 Warrants.

Following the amendment and exercise of the 662,540 Original Warrants, the Company had 9,906,421shares of common stock issued and outstanding.

The Company issued the Original Warrants in private placement transactions in reliance on the exemption from registration provided by Rule 506 of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”). In connection with such transactions, the holders of the Original Warrants represented that they were “accredited investors.” Similarly, the issuance of the shares of the Company’s common stock upon the amendment and exercise of the 662,540 Original Warrants was exempt from registration under the Securities Act pursuant to Rule 506 of Regulation D. In connection with the Warrant Tender Offer, the holders of the tendered warrants represented that they were “accredited investors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SPENDSMART PAYMENTS COMPANY

Dated: July 19, 2013	By:	/s/ Michael R. McCoy
Michael R. McCoy
Chief Executive Officer